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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors
Essex Corporation

         We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Form S-2 on Form S-3 Registration Statement of Essex Corporation of our report dated January 10, 2003 relating to the balance sheet of Sensys Development Laboratories, Inc. as of September 30, 2002 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended September 30, 2002 and 2001 and to all references to our Firm included in the Registration Statement.

                                                         /s/ Stegman & Company

                                                             STEGMAN & COMPANY


Baltimore, Maryland
November 25, 2003